As filed with the Securities and Exchange Commission on May 31, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

___________________

WHITESTONE REIT
(Exact name of registrant as specified in its charter)

2600 South Gessner, Suite 500
Houston, Texas 77063
(713) 827-9595
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

___________________

James C. Mastandrea
President and Chief Executive Officer
Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063
(713) 827-9595
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

___________________
Copies to:
John A. Good, Esq.
Amanda R. Poe
Bass, Berry & Sims PLC
The Tower at Peabody Place
100 Peabody Place, Suite 900
Memphis, TN 38103
(901) 543-5900
___________________

Maryland	76-0594970
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

___________________

Approximate date of commencement of proposed sale to the public: At any time and from time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [X]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common Shares, $0.001 par value per share	1,000,000	$12.92	$12,920,000	$1,500

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Registrant’s Class B Common Shares on the NYSE Amex on May 25, 2011.

Prospectus

WHITESTONE REIT

Dividend Reinvestment Plan
1,000,000 Shares

Whitestone REIT is a fully integrated real estate company that owns and operates Community Centered Properties in major metropolitan markets.  We define Community Centered Properties as visibly located properties in established or developing culturally diverse neighborhoods in our target markets.  Founded in 1998, we are internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois. We are a Maryland real estate investment trust, or REIT, and we have elected to be treated as a REIT for federal income tax purposes.

We have established a Dividend Reinvestment Plan, referred to herein as the Plan, designed to provide our shareholders with an economical and convenient method to reinvest all of their monthly cash dividends in additional Class B common shares. All holders of record of our Class A and Class B common shares are eligible to participate in the Plan.

Our Class B common shares are traded on the NYSE Amex under the symbol “WSR”. The closing price of our Class B common shares on the NYSE Amex on May 25, 2011 was $12.89 per share.

Some of the significant terms of the Plan are:

·	Participants in the Plan may purchase additional Class B common shares of Whitestone by automatically reinvesting all of their cash dividends.

·
Class B common shares of Whitestone offered under the Plan will, at the election of Whitestone, either be purchased in the open market or purchased directly from Whitestone from authorized but unissued shares.

·
If the shares are purchased directly from Whitestone, the purchase price for shares will be equal to the average of the high and low sales price of the Class B common shares reported on the NYSE Amex on the dividend payment date, or, if no trading is reported for such trading day, the first trading day immediately preceding such dividend payment date for which trades are reported. If the shares are purchased in the open market, the purchase price for shares will be equal to the weighted average price of shares purchased to satisfy Plan requirements.

·	Eligible shareholders may participate in the Plan by completing and executing an enrollment form.

·
Participants may terminate participation in the Plan at any time by contacting the administrator more than three business days in advance of a dividend payment date. Upon termination of the Plan participation, future dividends will be distributed to the shareholder in cash.

·	Our Board of Trustees may amend, suspend or terminate the Plan for any reason.

·	Cash distributions are still taxable even though they will be reinvested in our Class B common shares pursuant to the Plan.

Investing in our Class B common shares involves certain risks.  You should read the “Risk Factors” section on page 1 before electing to participate in the Plan.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2011.

The Company

Whitestone REIT, referred to herein as “Whitestone,” “we” or “our,” is a Maryland real estate investment trust, or REIT, that operates in a manner so as to qualify as a REIT for federal income tax purposes.  We are a fully integrated real estate company that owns and operates Community Centered Properties in culturally diverse markets in major metropolitan areas.  We define Community Centered Properties as visibly located properties in established or developing culturally diverse neighborhoods in our target markets.  Founded in 1998, we are internally managed with a portfolio of commercial properties in Texas, Arizona and Illinois.  Our properties are owned and substantially all of our business is conducted through Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership organized in 1998, which we refer to as our Operating Partnership, and its wholly-owned subsidiaries. Whitestone REIT is the sole general partner of the Operating Partnership.  References to Whitestone herein shall include Whitestone and all of its subsidiaries, including the Operating Partnership and its subsidiaries.

Our Class B common shares are traded on the NYSE Amex under the symbol “WSR”. The closing price of our Class B common shares on the NYSE Amex on May 25, 2011 was $12.89 per share.

Our principal office is located at 2600 South Gessner, Suite 500, Houston, Texas 77063. Our telephone number is (713) 827-9595.

Risk Factors

Investing in our securities involves significant risks and uncertainties that may result in a loss of all or part of your investment. Prior to making an investment decision, you should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which risk factors are incorporated by reference into this prospectus, as the same may be updated from time to time by our filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as well as other information contained or incorporated by reference into this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of your shares to decline. You could lose all or part of your investment.

The Dividend Reinvestment Plan

What is the purpose of the Plan?

The purpose of the dividend reinvestment plan, or the Plan, is to offer Whitestone’s shareholders the opportunity to automatically reinvest their cash dividends in additional Class B common shares. We will use the proceeds we receive for general corporate purposes. See “Use of Proceeds.”

Who is eligible to participate in the Plan?

All holders of record of our Class A and Class B common shares are eligible to participate in the Plan. In order to be eligible to participate, beneficial owners of Class A or Class B common shares whose shares are registered in names other than their own (for example, shares registered in the name of a broker, administrator, nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names.

How do I enroll in the Plan?

Eligible shareholders may participate in the Plan by completing and executing an enrollment form or any other appropriate authorization form as may be provided from time to time by the administrator. We refer to participants in the Plan in this prospectus as “Participants.” Participation in the Plan will begin with the next dividend payable after receipt of an enrollment form or authorization provided that the enrollment is received by the record date.  If the enrollment is received after the record date then participation in the Plan will begin the next dividend period.

Participants will acquire shares under the Plan from Whitestone as of the date that dividends are paid by Whitestone. Dividends are declared at the discretion of our Board of Trustees. Participants may purchase fractional shares so that 100% of the dividends may be used to acquire shares. However, a Participant may not acquire shares to the extent that any such purchase would cause such Participant to own more than 9.8% by value or number of shares, whichever is more restrictive, of our issued and outstanding Class B common shares, unless this limitation is waived by our Board of Trustees.

Who administers the Plan for participants?

American Stock Transfer and Trust Company, LLC, or such other entity as we may designate, will serve as our agent to administer the Plan for Participants, maintain records, send regular statements of account to Participants and perform other duties relating to the Plan. Class B common shares purchased under the Plan will be purchased by the administrator as agent for Participants and registered in the name of the Participant. The administrator also serves as transfer agent for Whitestone’s Class A and Class B common shares. Should the administrator resign, or be asked to resign, another agent will be asked to serve.

The following address, telephone number and website may be used to obtain information about the Plan:

·	Internet:	www.amstock.com

·	Telephone:	1-877-879-8035

·	Mail inquiries to:	American Stock Transfer & Trust Company LLC
C/O Whitestone REIT, Attention: Shareholder Relations Department
6201 15th Avenue
Brooklyn, New York 11219

·	Internet: Mail transaction requests to:	American Stock Transfer and Trust Company LLC
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

The shareholder relations department representatives are available 8 A.M. to 7 P.M. Eastern Time, Monday through Thursday, and 8 A.M. to 5 P.M. on Friday.

What is the purchase price of shares in the Plan?

Our Class B common shares are traded on the NYSE Amex under the symbol “WSR”. If the shares are purchased directly from Whitestone, the purchase price for shares will be equal to the average of the high and low sales price of the Class B common shares reported on the NYSE Amex on the dividend payment date, or, if no trading is reported for such trading day, the first trading day immediately preceding such dividend payment date for which trades are reported. If the shares are purchased in the open market, the purchase price for shares will be equal to the weighted average price of shares purchased to satisfy Plan requirements.

When will I receive reports about my investments under the Plan?

The Plan administrator will provide you with an individualized monthly dividend reinvestment statement with respect to each dividend payment showing the number of shares owned prior to the current dividend, the amount of the current dividend being reinvested, the purchase price and the number of shares owned after the current dividend has been invested.  The statements will reflect year-to-date summary detail of all transactions processed.

Will I receive certificates for shares purchased under the Plan?

The ownership of the shares purchased under the Plan will be in book-entry form only unless and until Whitestone begins to issue certificates for its outstanding Class B common shares.

Are there any costs to me for my participation in the Plan?

Whitestone will pay all administrative costs associated with the reinvestment of dividends under the Plan, including transaction and processing fees, expenses or service charges under the Plan in connection with such purchases under the Plan, other than any fees that may be charged to a Participant by the Participant’s broker, bank or other nominee for participating in the Plan on the Participant’s behalf. If Whitestone directs the administrator to purchase shares in the open market, Whitestone will pay the commission associated with such purchases. Participants will be responsible for fees associated with sales of Class B common shares in the Plan and a Participant’s withdrawal from the Plan.  The fees associated with enrollment and participation in the Plan are summarized in the chart below:

Transaction Fees
Dividend Reinvestment Fee	Paid by Whitestone
Commission on Open Market Purchases by the Administrator	Paid by Whitestone
Sale/Termination Fee	$15.00 per transaction
Commissions on Sales	$0.10 per share

How do I terminate participation in the Plan?

A Participant may terminate participation in the Plan at any time by contacting the administrator.  At any time, the administrator can, for any reason, in its sole discretion, require written confirmation of such a transaction request.  The administrator will honor a Participant’s notice of termination within five business days of receipt of the request.  If the notice of termination is received more than three business days prior to a dividend payment date, the account will be terminated and dividends will be paid out in cash.  If, however, the request to terminate is received less than three business days prior to a dividend payment date, then the dividend payable on such dividend payment date will be reinvested, but each subsequent dividend will be paid out in cash on the applicable dividend payment date.  A service charge of $15.00, plus a $0.10 per share commission on shares that are sold, will be assessed at the time a Participant withdraws from the Plan.

Former Participants may become Participants in the Plan again at any time by contacting the administrator.

How can the Plan be amended, suspended or terminated?

Our Board of Trustees may, by a majority vote, amend, suspend or terminate the Plan for any reason.

What happens if Whitestone issues a share dividend or declares a share split?

Any share dividends or share splits distributed by Whitestone on the shares purchased for and credited to a Participant under the Plan will be added to the Participant’s account. In the event rights to purchase additional Class B common shares or other securities are made available to shareholders, such rights will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held by such Participants on the record date established for determining shareholders who are entitled to such rights. Transaction processing may either be curtailed or suspended until the completion of any share dividend, share split or corporate action.

How will a Participant’s shares be voted at meetings of shareholders?

Participants will receive proxy materials from us for Class B common shares held in the Plan in the same manner as Class A and Class B common shares registered in the Participant’s own name. Class B common shares held in the Plan may also be voted in person at the meeting.

May a portion of a Participant’s Plan shares be sold?

Participants may sell all or a portion of their Class B common shares held in the Plan by contacting the administrator, completing and submitting a transaction form or visiting the administrator’s website at www.amstock.com.  The administrator will sell the requested number of shares for the Participant within five business days.  If, however, a request to sell all shares and close the account is received less than three business days prior to a dividend payment date, then the Participant’s shares in the account prior to the dividend payment date will be sold, but the dividend payable on such dividend payment date will be reinvested and each subsequent dividend will be paid out in cash on the applicable dividend payment date.  Shares will be sold through independent securities brokers selected by the administrator in its sole discretion.  At any time, the administrator can, for any reason, in its sole discretion, require written confirmation of such a transaction request.  Shares being sold for the Participant may be aggregated with those of other Participants who have also requested sales.  In that case, the Participant will receive proceeds based on the weighted average sales price of all shares sold, less a pro rata share of brokerage commissions.  Fees for sales include a $15.00 sale fee plus a $0.10 per share commission.  A check representing the proceeds of the sale of shares less any applicable transfer and other taxes and transaction expenses and commissions will be forwarded to the Participant as soon as practicable after settlement of the sale.  Once sale requests are submitted to the administrator, the requests are binding and cannot be retracted.

The administrator is not able to accept instructions to sell on a specific day or at a specific price.  If Participants prefer to have complete control over the exact timing and sales price, they can withdraw the shares they wish to sell and arrange for the sale of these shares through a securities broker of the Participant’s choice.

May distributions paid with respect to Operating Partnership Units be reinvested pursuant to the Plan?

No. Only dividends paid with respect to Class A or Class B common shares of Whitestone may be reinvested pursuant to the Plan.  Distributions paid with respect to units of limited partnership interest in Whitestone REIT Operating Partnership, L.P. (“Operating Partnership Units”) are not eligible to be reinvested pursuant to the Plan. Participants who also own Operating Partnership Units will continue to receive any distributions in cash.

What are the federal income tax consequences of participation in the Plan?

You are encouraged to consult your personal tax advisers with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions under the Plan, your tax basis and holding period for our Class B common shares acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of our Class B common shares. The following is a brief summary of certain material federal income tax considerations applicable to shareholders that participate in the Plan for general information only, does not purport to address all federal income tax considerations that may be relevant to a particular Participant in the Plan, and is not tax advice. In particular, this summary generally does not address tax consequences to persons who are not “United States persons.” In general, a “United States person” is an individual who is a citizen or resident of the United States, a corporation or other entity taxable as a corporation for federal income tax purposes that is created or organized in the United States or under the laws of the United States or of any state or the District of Columbia, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a “United States person.” Partners in partnerships that hold common shares and participate in the Plan should consult their own tax advisers regarding their tax consequences.

A distribution on our Class A or Class B common shares will be treated for federal income tax purposes as a distribution received by the Participant notwithstanding that it is used to purchase additional Class B common shares pursuant to the Plan. The fair market value of our Class B common shares acquired with cash distributions reinvested under the Plan will represent dividend income to a Participant to the extent of the Participant’s share of our current or accumulated earnings and profits, with any excess being treated first as a tax-free return of capital to the extent of the Participant’s tax basis in its shares, and then as a gain from the sale or exchange of the Participant’s shares. In addition, the amount of any brokerage fees, commissions, and service charges incurred by us on behalf of a Participant whose distributions are reinvested to purchase shares on the open market may also constitute a dividend to such Participant for federal income tax purposes to the extent described above. Although the matter is not free from doubt, we intend to take the position that costs of administering the Plan that are paid by us do not constitute a distribution to the Participants for federal income tax purposes.

Distributions paid to corporate shareholders, including amounts taxable as dividends to corporate participants as described above, will not be eligible for the corporate dividends-received deduction for federal income tax purposes.

A Participant’s tax basis in additional Class B common shares acquired under the Plan with reinvested distributions will be equal to the amount deemed reinvested, including the amount of any brokerage fees, commissions and service charges, if any, paid on behalf of such Participant and treated as a distribution to such Participant, divided by the number of our Class B common shares issued to the Participant under the Plan at such time. The Participant’s holding period for such shares will commence on the day after the investment date.

A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

In the case of Participants whose distributions are subject to withholding of federal income tax, the amount reinvested will be reduced by the amount of tax required to be withheld.

Use of Proceeds

The net proceeds raised pursuant to the Plan will be used for general corporate and working capital purposes. We will pay actual expenses incurred by Whitestone in connection with the registration and offering of the Plan shares, including but not limited to legal fees, printing expenses, mailing costs, SEC fees and other accountable offering expenses. These offering expenses are currently estimated to be approximately $37,500.

Legal Matters

The legality of the shares being offered has been passed upon for Whitestone by Venable LLP.

Experts

Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Pannell Kerr Forster of Texas, P.C.’s report, given on their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until we sell all of the securities offered by this prospectus:

·	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 1, 2011;

·	Our Quarterly Report on Form 10-Q filed on May 16, 2011;

·	Our Current Reports on Form 8-K filed on January 1, 2011, January 25, 2011, April 5, 2011, April 18, 2011, May 5, 2011 and May 16, 2011; and

·	The description of our Class B common shares contained in our Registration Statement on Form 8-A, filed on August 24, 2010.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). Requests for such documents should be directed to Whitestone REIT, 2600 South Gessner, Suite 500, Houston, Texas 77063, Attention: Secretary; telephone number: (713) 827-9595.

Indemnification

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our declaration of trust contains such a provision which eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes Whitestone, to the maximum extent permitted by Maryland law, to obligate itself to indemnify any present or former trustee or officer or any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer, partner, employee or agent, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor. These provisions do not limit or eliminate our rights or any shareholder rights to seek non-monetary relief such as an injunction or rescission in the event of a breach of a trustee’s duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of Whitestone pursuant to the foregoing provisions, Whitestone has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibit A

DIVIDEND REINVESTMENT PLAN

1.     Purpose of the Plan. The purpose of the dividend reinvestment plan (the “Plan”) is to offer shareholders of Whitestone REIT (the “Company”) the opportunity to automatically reinvest their cash dividends in additional shares of the Company’s Class B common shares, par value $0.001 per share (the “Plan Shares”).

2.     Dividend Reinvestment. For all eligible shareholders of the Company’s Class A and Class B common shares of beneficial interest, par value $0.001 per share (collectively the “Common Shares”), who elect to participate in the Plan (each a “Participant”), the Company will apply all directed cash dividends declared and paid in respect of the Common Shares held by each Participant (the “Dividends”), including Dividends paid with respect to any full or fractional Plan Share acquired under the Plan, to the reinvestment of such Dividends to purchase additional Plan Shares.

3.     Effective Date. The effective date of this Dividend Reinvestment Plan shall be May 31, 2011.

4.     Eligible Shareholders. All holders of record of Common Shares are eligible to participate in the Plan. In order to be eligible to participate, beneficial owners of Common Shares whose shares are registered in names other than their own (for example, shares registered in the name of a broker, administrator, nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names.

5.     Procedure for Participation. Eligible shareholders may elect to become a Participant by completing and executing an enrollment form provided from time to time by plan administrator, American Stock Transfer and Trust Company, LLC (the “Plan Administrator”). Participation in the Plan will begin with the next Dividend payable after receipt of a Participant’s enrollment or authorization provided that the enrollment is received by the record date for the Dividend.  If the enrollment is received after the record date, then participation in the Plan will begin the next Dividend period.  Dividends of the Company are declared at the discretion of the Company’s Board of Trustees.

6.     Purchase of Shares. Plan Shares will, at the election of the Company, either be purchased in the open market by or on behalf of the Plan Administrator, or purchased directly from the Company from authorized but unissued shares. Participants will acquire Plan Shares from the Company at a purchase price equal to the average of the high and low sales price of the Class B common shares reported on the NYSE Amex on the payment date for the Dividend (the “Dividend Payment Date”), or, if no trading is reported for such trading day, the first trading day immediately preceding such dividend payment date for which trades are reported. Participants will acquire Plan Shares purchased in the open market at a price equal to the weighted average price of the Class B common shares purchased to satisfy Plan requirements. Notwithstanding the foregoing, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the ownership limits set forth in the Company’s declaration of trust.

7.     Share Certificates. The ownership of the Plan Shares purchased through the Plan will be in book-entry form only.

8.     Reports. The Plan Administrator of the Plan shall provide to each Participant an individualized monthly Dividend reinvestment statement with respect to each Dividend payment showing the number of shares owned prior to the current Dividend, the amount of the current Dividend being reinvested, the purchase price and the number of shares owned after the current Dividend has been invested.  The statement will reflect year-to-date summary detail of all transactions processed.

9.     Termination by Participant. A Participant may terminate participation in the Plan at any time by contacting the Plan Administrator.  At any time, the Plan Administrator can, for any reason, in its sole discretion, require written confirmation of such a transaction request.  The Plan Administrator will honor a Participant’s notice of termination within five business days of receipt of the request.  If the notice of termination is received more than three business days prior to a Dividend Payment Date, the account will be terminated and Dividends will be paid out in cash.  If, however, the request to terminate is received less than three business days prior to a Dividend Payment Date, then the Dividend payable on such Dividend Payment Date will be reinvested, but each subsequent Dividend will be paid out in cash on the applicable Dividend Payment Date.  A service charge of $15.00, plus a $0.10 per share commission on shares sold, will be assessed at the time a Participant withdraws from the Plan.  Former Participants may become Participants in the Plan again at any time by contacting the Plan Administrator.

A-1

10.    Sale of Plan Shares. Participants may sell all or a portion of their Class B common shares held in the Plan by contacting the Plan Administrator, completing and submitting a transaction form or visiting the Plan Administrator’s website at www.amstock.com.  The Plan Administrator will sell the requested number of Plan Shares for the Participant within five business days.  If, however, a request to sell all shares and close the account is received less than three business days prior to a Dividend Payment Date, then the Participant’s shares in the account prior to the Dividend Payment Date will be sold, but the Dividend payable on such Dividend Payment Date will be reinvested and each subsequent Dividend will be paid out in cash on the applicable Dividend Payment Date.  Shares will be sold through independent securities brokers selected by the Plan Administrator in its sole discretion.  At any time, the Plan Administrator can, for any reason, in its sole discretion, require written confirmation of such a transaction request.  Shares being sold for the Participant may be aggregated with those of other Plan Participants who have also requested sales.  In that case, the Participant will receive proceeds based on the weighted average sales price of all shares sold, less a pro rata share of brokerage commissions.  A check representing the proceeds of the sale of Plan Shares less any applicable transfer and other taxes and transaction expenses and commissions will be forwarded to the Participant as soon as practicable after settlement of the sale.  Once sale requests are submitted to the Plan Administrator, the requests are binding and cannot be retracted.

11.    Taxation of Distributions. The reinvestment of Dividends in the Plan does not relieve Plan Participants of any tax liability which may be payable as a result of those Dividends.

12.    Costs Associated With the Plan. The Company shall pay all administrative costs associated with the reinvestment of Dividends under the Plan, including transaction and processing fees, expenses or service charges under the Plan in connection with such purchases under the Plan, other than any fees that may be charged to a Participant by such Participant’s broker, bank or other nominee for participating in the Plan on such Participant’s behalf. Participants shall be responsible for fees associated with sales of Class B common shares in the Plan and a Participant’s withdrawal from the Plan. If the Company directs the Plan Administrator to purchase shares in the open market, the Company will pay the commission associated with such purchases. Participants will be responsible for fees associated with sales of Plan Shares and a Participant’s withdrawal from the Plan.

13.    Amendment, Suspension or Termination of Plan by the Company. The Board of Trustees of the Company may amend, suspend or terminate the Plan for any reason.

14.    Liability of the Company. Neither the Company nor the Plan Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death or adjudicated incapacity prior to receipt of notice in writing of such death or adjudicated incapacity; (b) with respect to the time and the prices at which Plan Shares are purchased or sold for a Participant’s account; and (c) for any fluctuation in the market value of Common Shares after the reinvestment of Dividends. Neither the Company nor the Plan Administrator has duties, responsibilities or liabilities except those expressly set forth in the Plan.

A-2

WHITESTONE REIT

Dividend Reinvestment Plan

_____________________

PROSPECTUS
_____________________

May 31, 2011

Part II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration Fee	$1,500
Legal Fees and Expenses	$25,000
Printing Expenses	$5,000
Mailing	$1,000
Miscellaneous	$5,000
Total	$37,500

Item 15.    Indemnification of Directors and Officers.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our declaration of trust contains such a provision which eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations.

Section 2-418 of the Maryland General Corporation Law (MGCL) provides that, in general, a corporation may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made by reason of their service in those or other capacities, except for liability (1) where the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or involved active and deliberate dishonesty; (2) for any transaction from which the director or officer actually received an improper personal benefit in money, property or services; and (3) in the case of a criminal proceeding, if the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our declaration of trust authorizes our company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify any present or former trustee or officer or any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer, partner, employee or agent, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor. These provisions do not limit or eliminate our rights or any shareholder rights to seek non-monetary relief such as an injunction or rescission in the event of a breach of a trustee’s duties.

Item 16.    Exhibits.

The following documents are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	Dividend Reinvestment Plan (included as Exhibit A to the Prospectus)
5.1	Opinion of Venable LLP regarding legality
23.1	Consent of Venable LLP (included in opinion in Exhibit 5.1)
23.2	Consent of Pannell Kerr Forster of Texas, P.C.
24	Power of Attorney (included on signature page)

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2011.

WHITESTONE REIT

By:	/s/ James C. Mastandrea
James C. Mastandrea
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Mastandrea and David K. Holeman, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ James C. Mastandrea	Chief Executive Officer and Chairman	May 31, 2011
James C. Mastandrea	(Principal Executive Officer)

/s/ David K. Holeman	Chief Financial Officer	May 31, 2011
David K. Holeman	(Principal Financial and Accounting Officer)

/s/ Daryl J. Carter	Trustee	May 31, 2011
Daryl J. Carter

/s/ Daniel G. DeVos	Trustee	May 31, 2011
Daniel G. DeVos

/s/ Donald F. Keating	Trustee	May 31, 2011
Donald F. Keating

/s/ Jack L. Mahaffey	Trustee	May 31, 2011
Jack L. Mahaffey